UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 16, 2007

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer
Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On March 16, 2007, National Rural Utilities Cooperative Finance Corporation ("CFC") entered into two credit agreements that provide committed revolving credit availability for commercial paper back-up and general corporate purposes. CFC entered into a $1,125 million five-year agreement that expires on March 16, 2012, with a syndicate of nineteen banks and JPMorgan Chase Bank, N.A., as administrative agent. CFC also entered into a $1,125 million 364-day credit agreement that expires on March 15, 2008, with a syndicate of nineteen banks and JPMorgan Chase Bank, N.A., as administrative agent. Any amount outstanding under the 364-day credit facility may be converted to a one-year term loan at maturity. Both agreements require CFC to comply with maximum leverage and minimum times interest earned ratio ("TIER") covenants as defined in the agreements and which are identical to the maximum leverage and minimum TIER covenants in the five-year credit agreement dated March 22, 2006, and the terminated 364-day and five-year agreements dated March 22, 2006, and March 23, 2005, respectively. Neither agreement contains a material adverse change provision. If CFC were to borrow funds under the agreements, it would be required to repay the amount borrowed plus interest at rates specified in the agreements. In addition CFC paid upfront fees of 3 basis points on the five-year credit agreement at closing and will pay quarterly fees to the banks as determined by pricing matrices in each of the agreements.

Each of the banks acknowledged that it has, independently and without reliance upon the administrative agent or any of the other banks, and based on such documents and information it has deemed appropriate, made its own credit analysis and decision to enter into these agreements.

In both the five-year and the 364-day revolving credit agreements, CFC has the right, subject to certain terms and conditions, to increase the aggregate amount of the commitments in multiples of $5 million, provided that the amount of such increase when added to the aggregate amount of all such prior increases in the commitments on or after the effective date of the contract does not exceed $250 million.

On March 16, 2007, CFC terminated the existing $1,025 million 364-day revolving credit agreement which was scheduled to expire March 21, 2007, and terminated the existing $1,975 million five-year credit agreement which was due to expire March 23, 2010, as a condition of the two new agreements.

CFC's five-year credit agreement totaling $1,025 million dated March 22, 2006, is still in effect and expires on March 22, 2011.

CFC has not borrowed under the facilities that were terminated on March 16, 2007.

At March 16, 2007, CFC had the ability to borrow a total of $3,275 million under the three revolving credit facilities.

Item 7.01	Regulation FD Disclosure
The press release included as Exhibit 99 is hereby incorporated by reference into this Item 7.01.

Item 9.01(d)	Financial Statements and Exhibits Index
Exhibit 99 Press release, dated March 16, 2007, issued by National Rural Utilities Cooperative Finance Corporation.

Exhibit Index

99 Press release, dated: March 16, 2007, issued by CFC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ STEVEN L. LILLY
Steven L. Lilly
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Dated: March 16, 2007